As filed with the Securities and Exchange Commission on January 6, 2017

Registration No. 333-214321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

digital turbine, inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2267658
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

GUARANTORS LISTED ON SCHEDULE A HERETO

1300 Guadalupe Street

Suite #302

Austin, Texas 78701

(512) 387-7717

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Stone

Chief Executive Officer

Digital Turbine, Inc.

1300 Guadalupe Street

Suite #302

Austin, Texas 78701

(512) 387-7717

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ben D. Orlanski, Esq.

Matthew S. O’Loughlin, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, CA 90064

(310) 312-4000

(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

The address for each of the guarantors listed below is 1300 Guadalupe Street, Suite #302, Austin, Texas 78701. The primary standard industrial classification code number for each of the guarantors listed below is 6794. The guarantors, the jurisdiction of incorporation or organization for each guarantor and the IRS employer identification number (or other organizational number for non-U.S. guarantors), for each guarantor is listed below.

Exact name of registrant as specified in its charter (or equivalent)	Jurisdiction of incorporation or organization	IRS employer identification no. (Organizational no. for non-U.S. guarantors)
Digital Turbine USA, Inc.	Delaware	45-3982329
Digital Turbine Media, Inc.	Delaware	26-2346340
Digital Turbine (EMEA) Ltd.	Israel	514802875
Digital Turbine Asia Pacific Pty Ltd.	Australia	TAX 791741061

Explanatory Note

This Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-214321) of Digital Turbine, Inc. is being filed solely for the purpose of filing Exhibit 10.28, as indicated in Part II of this Amendment No. 2. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth various expenses that will be incurred in connection with this offering as it relates to this Registration Statement. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$3,559.87
Accounting fees and expenses	$12,000
Legal fees and expenses	$75,000
Printing and miscellaneous fees and expenses	$5,000
Total	$95,559.87

Item 14.	Indemnification of Directors and Officers

We are a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the Delaware Law provides that the provisions are not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in our certificate of incorporation, as amended, and the indemnification provision included in our bylaws, as amended, are consistent with Delaware Law Sections 102(b)(7) and 145. We have purchased directors and officers liability insurance.

Section 145 of the Delaware Law authorizes courts to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our certificate of incorporation, as amended, and our bylaws, as amended, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, we enter into indemnification agreements with our officers and directors in the ordinary course.

Item 15.	Recent Sales of Unregistered Securities

On September 28, 2016, the Company closed the private placement of $16 million aggregate principal amount of the notes. BTIG, LLC was the initial purchaser under the Initial Purchaser Agreement described below. The net proceeds of the offering, after deducting the initial purchaser's discounts and commissions and the estimated offering expenses payable by Digital Turbine, were approximately $14.3 million. The net proceeds from the private placement were used to repay approximately $11 million of secured indebtedness, consisting of approximately $3 million to Silicon Valley Bank and $8 million to North Atlantic Capital, retiring both such debts in their entirety, and will otherwise be used for general corporate purposes.

Initial Purchaser Agreement

The offer and sale of the notes and the accompanying warrants (as detailed below) were made pursuant to an Initial Purchaser Agreement, dated September 23, 2016, among the Company, certain subsidiary guarantors of the Company and BTIG, LLC, as initial purchaser. The Initial Purchaser Agreement includes customary representations, warranties and covenants by Digital Turbine and such subsidiary guarantors.

The Company sold the notes to the initial purchaser at a purchase price of 92.75% of the principal amount thereof. The initial purchaser also received an additional 250,000 warrants on the same terms as the warrants issued with the notes (as detailed below under “Warrant Agreement”) and has the right to receive 2.5% of any cash consideration received by the Company in connection with a future exercise of any of the warrants issued with the notes.

Indenture

The notes were issued under the indenture. The notes are senior unsecured obligations of the Company, and bear interest at a rate of 8.75% per year, payable semiannually in arrears on September 15th and March 15th of each year, beginning on March 15, 2017. The notes are unconditionally guaranteed by certain of the Company’s wholly-owned domestic and foreign subsidiaries, and will mature on September 23, 2020, unless converted, repurchased or redeemed in accordance with their terms prior to such date.

The notes are convertible by the holders at their option at any time prior to the close of business on the business day immediately preceding the stated maturity date, and upon conversion, the holders will receive shares of the Company’s common stock. The initial conversion rate for the notes is 733.14 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of $1.364 per share of common stock. The conversion rate and the conversion price is subject to adjustment in certain events as outlined in the indenture.

With respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, holders of the notes will be entitled to receive a payment equal to the remaining scheduled payments of interest that would have been made on the notes being converted from the date of conversion until September 23, 2019 (an “Early Conversion Payment”). We may pay the Early Conversion Payment in cash or, subject to certain equity-related conditions set forth in the indenture, in shares of our common stock.

We may redeem the notes, for cash, in whole or in part, at any time after September 23, 2018, at a redemption price equal to $1,000 per $1,000 principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus an additional payment (payable in cash or stock) equivalent to the amount of, and subject to equivalent terms and conditions applicable for, an Early Conversion Payment had the notes been converted on the date of redemption, if (1) the closing price of our common shares on the NASDAQ Capital Market has exceeded 200% of the conversion price then in effect (but disregarding the effect on such price from certain anti-dilution adjustments) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which we provide the redemption notice, (2) for the 15 consecutive trading days following the last trading day on which the closing price of our common shares was equal to or greater than 200% of the conversion price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on such trading day for the purpose of the foregoing clause, the closing price of our common shares remains equal to or greater than 150% of the conversion price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on the given trading day and (3) we are in compliance with certain other equity-related conditions as set forth in the indenture.

If we undergo a fundamental change, as described in the Indenture, holders may require us to purchase the notes in whole or in part for cash at a price equal to 120% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the repurchase date. Conversions that occur in connection with a fundamental changes may entitle the holder to receive an increased number of shares of common stock issuable upon such conversion, depending on the date of such fundamental change and the valuation of the Company’s common stock related thereto.

Subject to limited exceptions, the Indenture prohibits us from incurring additional indebtedness at any time while the notes remain outstanding.

The Company has also agreed to hold a special or annual meeting of its stockholders not later than January 15, 2017 to consider resolutions approving the issuance of the shares of common stock underlying the notes and the warrants such that such future issuances shall not be subject to any issuance limitation cap required by The Nasdaq Capital Market in the absence of such stockholder approval. We are required to hold additional meetings if such approval is not obtained.

Warrant Agreement

Each purchaser of the notes also received warrants to purchase 256.60 shares of the Company's common stock for each $1,000 in notes purchased, or up to 4,105,600 warrants in aggregate, in addition to the 250,000 warrants issued to the initial purchaser, as described above. The warrants were issued under a Warrant Agreement, dated as of September 28, 2016, between Digital Turbine, Inc. and US Bank National Association, as warrant agent.

The warrants are immediately exercisable on the date of issuance at an initial exercise price of $1.364 per share and will expire on September 23, 2020. The exercise price is subject to adjustment in certain events as outlined in the Warrant Agreement.

In the event of a fundamental change, as set forth in the Warrant Agreements, the holders can elect to exercise their warrants or to receive an amount of cash under a Black-Scholes calculation of the value of such warrants.

The offer and sale of the notes and the warrants detailed above were made in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

In July 2015, the Company issued 117,000 shares of common stock for the settlement of a liability.

In April 2015, the Company issued 452,974 shares of common stock of the Company to Peter Guber, in his capacity as a trustee of the Guber Family Trust, for the cashless exercise of 666,667 warrants granted in June 2010. The securities were issued in reliance upon the exemptions provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act since, among other things, the transaction did not involve a public offering.

On March 6, 2015, the Company entered into a securities purchase agreement with Appia, Inc., a Delaware corporation (“Appia”) and North Atlantic SBIC IV, L.P. (“North Atlantic”) whereby Appia issued to North Atlantic a subordinated debenture in the aggregate principal amount of $8.0 million (“North Atlantic Debt”), retiring a like amount of outstanding debt to North Atlantic and, the Company issued a secured guaranty of the North Atlantic Debt whereby it guaranteed all of Appia’s and the Company’s obligations in connection with the North Atlantic Debt and pledged substantially all of its assets, including its intellectual property, to North Atlantic in support of the North Atlantic Debt. The Company also issued to North Atlantic 200,000 shares of its common stock and a common stock warrant to purchase 400,000 shares of common stock. The warrant has an exercise price of $0.01 per share exercisable for 10 years, but it is not exercisable until the one year anniversary of the closing date of the merger between the Company and Appia and will terminate if the Company repays the North Atlantic Debt prior to such one year anniversary. The securities were issued in reliance upon the exemptions provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act since, among other things, the transaction did not involve a public offering.

In March 2015, the Company issued 15,000 shares of common stock of the Company to the sellers of DT EMEA as part of the settlement of its contingent liability to sellers pursuant to the Logia Settlement Agreement. The fair value of the shares on the date of issuance was $60 thousand.  The shares were issued to an accredited investor without any general solicitation pursuant to the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D and/or Regulation S promulgated thereunder.

In September 2014, the Company issued 300,000 shares of common stock of the Company to a service provider for the exercise of 300,000 warrants granted in January 2011. We relied on Section 4(a)(2) and/ or Section 3(a)(9) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act because, among other reasons, the offerees/issuees were accredited investors who were not subject to any general solicitation and/or the transactions met the requirements of Section 3(a)(9) of the Securities Act.

In April 2014, the Company issued 50,000 shares of common stock of the Company to the sellers of DT EMEA as part of the settlement of its contingent liability to sellers pursuant to the Logia Settlement Agreement. The fair value of the shares on the date of issuance was $188 thousand. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act because, among other reasons, the offerees/issuees were accredited investors who were not subject to any general solicitation.

In December 2013, the Company issued 86,020 shares of common stock of the Company to directors of the Company for services. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act because, among other reasons, the offerees/issuees were accredited investors who were not subject to any general solicitation.

In December 2013, the Company issued 9,750 shares of common stock of the Company to a vendor. The shares were issued as settlement for services. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act because, among other reasons, the offerees/issuees were accredited investors who were not subject to any general solicitation.

In August 2013, the Company converted $1,000 of a noteholder’s convertible debt into 285,714 shares of common stock of the Company. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

In September 2013, the Company issued 504,880 shares of common stock of the Company as consideration for the acquisition of MIA. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

In August 2013, the Company issued 7,632 shares of common stock of the Company as part of the cashless exercise of a warrant issued to a service provider in April 2011 to purchase 15,000 shares of common stock of the Company at a price of $1.25. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

In August 2013, the Company issued 80,000 shares of common stock of the Company and 120,000 warrants to purchase shares of common stock of the Company to a noteholder as inducement to modify a debt. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

In July 2013, the Company issued 59,964 shares of common stock of the Company to a noteholder as consideration to extend the term of certain of the Company’s debt. We relied on Section 4(a)(2) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings

The	undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 6, 2017.

DIGITAL TURBINE, INC.

By:	/s/ William Stone
William Stone
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ William Stone	Chief Executive Officer	January 6, 2017
William Stone	(Principal Executive Officer)

/s/ Barrett Garrison	Chief Financial Officer	January 6, 2017
Barrett Garrison	(Principal Financial Officer)

/s/ *	Principal Financial Officer	January 6, 2017
David Wesch	(Principal Accounting Officer)

/s/ *	Chairman of the Board	January 6, 2017
Rob Deutschman

/s/ *	Director	January 6, 2017
Paul Schaeffer

/s/ *	Director	January 6, 2017
Christopher Rogers

/s/ *	Director	January 6, 2017
Mohan S. Gyani

/s/ *	Director	January 6, 2017
Jeff Karish

/s/ *	Director	January 6, 2017
Craig I. Forman

*By:	/s/ William Stone
William Stone
Attorney-in-fact

SIGNATURES OF GUARANTORS

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 6, 2017.

DIGITAL TURBINE USA, INC. DIGITAL TURBINE MEDIA, INC. DIGITAL TURBINE ASIA PACIFIC PTY LTD.

By:	/s/ William Stone
William Stone
Chief Executive Officer

DIGITAL TURBINE (EMEA) LTD.
By:	/s/ William Stone
William Stone
Chief Executive Officer

By:	/s/ Revital Musalem
Revital Musalem
Controller

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ William Stone	(1)	January 6, 2017
William Stone

/s/ Barrett Garrison	(2)	January 6, 2017
Barrett Garrison

/s/ *	(3)	January 6, 2017
Jon Mooney

/s/ *	(4)	January 6, 2017
Kirstie Brown

*By:	/s/ William Stone
William Stone
Attorney-in-fact

(1)	In his capacity as a director of Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd.

(2)	In his capacity as a director of Digital Turbine USA, Inc. and Digital Turbine Asia Pacific Pty Ltd.

(3)	In his capacity as a director of Digital Turbine Asia Pacific Pty Ltd.

(4)	In her capacity as a director of Digital Turbine Asia Pacific Pty Ltd.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 31, 2007, by and among NeuMedia Media, Inc., Twistbox Acquisition, Inc., Twistbox Entertainment, Inc. and Adi McAbian and Spark Capital, L.P., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on January 2, 2008.

2.2	Amendment to Agreement and Plan of Merger, dated as of February 12, 2008, by and among NeuMedia Media, Inc., Twistbox Acquisition, Inc., Twistbox Entertainment, Inc. and Adi McAbian and Spark Capital, L.P., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 12, 2008.

2.3	Agreement and Plan of Merger, dated November 13, 2014, by and among Mandalay Digital Group, Inc., DTM Merger Sub, Inc., and Appia, Inc., incorporated by reference to our Amended Current Report on Form 8-K/A (File No. 001-35958), filed with the Commission on November 18, 2014.

3.1	Certificate of Incorporation, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

3.2	Certificate of Merger merging Mediavest, Inc., a New Jersey corporation, with and into NeuMedia Media, Inc., a Delaware corporation, as filed with the Secretary of State of the State of Delaware, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

3.3	Certificate of Ownership merging Mandalay Digital Group, Inc. into Neumedia, Inc., dated February 2, 2012, incorporated by reference to our Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 29, 2012.

3.4	Certificate of Amendment of Certificate of Incorporation, dated August 14, 2012, incorporated by reference to Appendix B of the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-10039), filed with the Commission on July 10, 2012.

3.5	Certificate of Amendment of Certificate of Incorporation, dated March 28, 2013, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on April 18, 2013.

3.6	Certificate of Correction of Certificate of Amendment, dated April 9, 2013, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on April 18, 2013.

3.7	Certificate of Amendment of Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware on January 13, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on January 16, 2015.

3.8	Bylaws, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

3.9	Certificate of Amendment of the Bylaws of NeuMedia, Inc., dated February 2, 2012, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 7, 2012.

3.10	Certificate of Amendment of the Bylaws dated March 6, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on March 11, 2015.

3.11	Amendment of Bylaws of Digital Turbine, Inc., adopted March 17, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on March 20, 2015.

4.1	Form of Warrant Relating to Equity Financing Binding Term Sheet, dated as of March 1, 2012, incorporated by reference to our Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 29, 2012.

4.2	Form of Warrant Relating to Equity Financing Binding Term Sheets, dated as of March 5, 2012, incorporated by reference to our Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 29, 2012.

4.3	Indenture, dated as of September 28, 2016. *

4.4	Supplemental Indenture.**

4.5	Form of 8.75% Convertible Notes due 2020 (included in the Indenture referenced as Exhibit 4.3 above).

4.6	Warrant Agreement, dated as of September 28, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

4.7	Registration Rights Agreement, dated as of September 28, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

4.8	Form of Common Stock Certificate. *

5.1	Opinion of Manatt, Phelps & Phillips, LLP. *

5.2	Opinion of Corrs Chambers Westgarth. *

5.3	Opinion of Herzog Fox & Neeman. *

10.1	2007 Employee, Director and Consultant Stock Plan, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007. †

10.1.1	Form of Non-Qualified Stock Option Agreement, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007. †

10.1.2	Amendment to 2007 Employee, Director and Consultant Stock Plan, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 12, 2008. †

10.1.3	Second Amendment to 2007 Employee, Director and Consultant Stock Plan., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on March 28, 2008. †

10.2	Warrant, dated December 23, 2011, made by NeuMedia, Inc. in favor of Adage Capital Management L.P., incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-10039), filed with the Commission on February 24, 2012. †

10.3	Form of Indemnification with Directors and Executive Officers, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 10, 2012. †

10.4	Amended and Restated 2011 Equity Incentive Plan of Mandalay Digital Group, Inc., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 30, 2012.

10.4.1	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement of Mandalay Digital Group, Inc, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 30, 2012.

10.4.2	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement of Mandalay Digital Group, Inc., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 30, 2012.

10.5	Share Purchase Agreement, dated August 11, 2012, as amended by a first amendment thereto, dated September 13, 2012 among Mandalay Digital Group, Inc., MDG Logia Holdings, Ltd., Logia Group, Ltd., and S.M.B.P. IGLOO Ltd., incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-10039), filed with the Commission on November 19, 2012.

10.6	Share Sale Agreement, dated April 12, 2013, among Digital Turbine Australia Pty Ltd, Digital Turbine, Inc., the Company, and certain other parties set forth therein, incorporated by reference to our Current Report on Form 8-K/A (File No. 000-10039) filed with the Commission on April 17, 2013.

10.7	Registration Rights & Lock Up Agreement, dated April 12, 2013 between the Company and various shareholders set forth therein, incorporated by reference to our Current Report on Form 8-K/A (File No. 000-10039) filed with the Commission on April 17, 2013.

10.8	Form of Equity Financing Binding Term Sheet dated May 23, 2013 with Windsor Media, Inc., incorporated by reference to our Current Report on Form 10-Q (File No. 001-35958) filed with the Commission on August 14, 2013.

10.9	Support Agreement, dated November 13, 2014, between Mandalay Digital Group, Inc. and its Stockholders, incorporated by reference Registrant’s Amended Current Report on Form 8-K/A (File No. 001-35958), filed with the Commission on November 18, 2014.

10.10	Unconditional Secured Guaranty and Pledge Agreement entered into by Digital Turbine, Inc. in favor of Silicon Valley Bank as of March 6, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on March 11, 2015.

10.11	API Service Agreement dated July 5, 2011 with Vodafone Hutchison Australia Pty Limited, incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-4/A (File No. 333-200695) filed with the Commission on January 27, 2015.

10.12	IT & Content Services Agreement dated October 11, 2011 with Telstra Corporation Limited, incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-4/A (File No. 333-200695) filed with the Commission on January 27, 2015.

10.13	Employment Agreement, effective July 8, 2014, between the Company and Andrew Schleimer, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on July 9, 2014. †

10.14	Employment Agreement, effective September 9, 2014, between the Company and William Stone, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958), filed with the Commission on September 15, 2014. †

10.14.1	Amendment, effective May 26, 2016, to Employment Agreement between the Company and William Stone, incorporated by reference to our Current Report on Form 8-K (File No. 000-35988), filed with the Commission on June 1, 2016. †

10.15	Employment Agreement, effective February 10, 2015, between the Company and James Alejandro, incorporated by reference to our Current Report on Form 8-K (File No. 000-35988), filed with the Commission on February 11, 2015. †

10.16	Employment Agreement, effective August 31, 2016, between the Company and Barrett Garrison, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958), filed with the Commission on August 31, 2016. †

10.17	Separation Agreement between Mandalay Digital Group, Inc. and Peter A. Adderton, dated January 15, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on January 16, 2015.

10.18	Board Equity Ownership Policy, as amended, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on June 25, 2014. †

10.19	Commercial Lease Agreement commencing on October 1, 2015, and ending on December 31, 2022 between Thomas C. Calhoon (Landlord) and Digital Turbine, Inc. (Tenant), incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958), filed with the Commission on June 15, 2015.

10.20	Third Amended and Restated Loan and Security Agreement effective June 11, 2015 between Digital Turbine Media and Silicon Valley Bank, incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958), filed with the Commission on June 15, 2015.

10.20.1	First Amendment dated November 30, 2015 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on December 4, 2015.

10.20.2	Consent and Second Amendment dated March 1, 2016 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 001-35958), filed with the Commission on August 9, 2016.

10.20.3	Third Amendment dated June 28, 2016 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958), filed with the Commission on June 30, 2016.

10.21	Intellectual Property License Agreement dated as of December 28, 2015 between Digital Turbine Media, Inc. and Sift Media, Inc., incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.22	Publisher Agreement dated as of December 28, 2015 between Digital Turbine Media, Inc. and Sift Media, Inc., incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.23	Sift Media, Inc. Series Seed Convertible Preferred Stock Purchase Agreement dated as of December 28, 2015, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.24	Employment Agreement between Sift Media, Inc. and Judson S. Bowman dated as of December 28, 2015, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.25	Restricted Stock Purchase Agreement between Sift Media, Inc. and Judson S. Bowman dated as of December 28, 2015, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.26	2008 Equity Incentive Plan for Appia, Inc., incorporated by reference to our Registration Statement on Form S-8 (File No. 333-202863), filed with the Commission on March 19, 2015.

10.27	Initial Purchaser Agreement, dated as of September 23, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

10.28	Software As A Services Agreement between Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, on behalf of itself and for the benefit of its Affiliates and Digital Turbine, Inc., a Delaware corporation, effective as of August 14, 2014.❖ +

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges. *

21.1	List of Subsidiaries, incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958), filed with the Commission on June 14, 2016.

23.1	Consent of SingerLewak LLP. *

23.2	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.1 to this Registration Statement. *

23.3	Consent of Corrs Chambers Westgarth is contained in Exhibit 5.2 to this Registration Statement. *

23.4	Consent of Herzog Fox & Neeman is contained in Exhibit 5.3 to this Registration Statement. *

24	Powers of Attorney is contained on the signature page. *

25	Form T-1 of U.S. Bank, N.A. (with respect to the indenture governing the notes). *

❖ Filed herewith.
* Previously filed.
** To be filed by amendment.
† Management contract or compensatory plan or arrangement.
+ Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.